Exhibit 3.11

MEMORANDUM OF ASSOCIATION

OF

3017493 NOVA SCOTIA LIMITED

1.               The name of the Company is 3017493 NOVA SCOTIA LIMITED.

2.               There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

(1)                                  to sell or dispose of its undertaking, or a substantial part thereof;

(2)                                  to distribute any of its property in specie among its members; and

(3)                                  to amalgamate with any company or other body of persons.

3.               The liability of the members is limited.

4.               The company proposes to issue 100,000 common shares without nominal or par value with power to divide the shares in the capital for the time being into classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption, purchase and other acquisition of such shares, subject, however, to the provisions of the Companies Act (Nova Scotia).

I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to take the number and kind of shares in the capital stock of the Company written opposite my name.

NAME, ADDRESS & OCCUPATION OF SUBSCRIBER	NO.& KIND OF SHARES TAKEN BY THE SUBSCRIBER

James K. Cruickshank, Lawyer	one common share
800-1959 Upper Water St.
Halifax, NS B3J 2X2

TOTAL SHARES TAKEN: one common share

DATED this 30th day of March, 1998.

Witness to the above signature:	Marcella J. Forhart
Name of Witness
I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the	900-1959 Upper Water St.,
30 day of March, 1998	Halifax, Nova Scotia, B3J 2X2
Address
/s/ A. Elliott	Corporate Records Assistant
Registrar of Joint Stock Companies
Occupation

[NOVASCOTIA LOGO]	Notice of Officers and Directors for an Incorporated Company
Business and Consumer Services	Companies Act
Registry of Joint Stock Companies	(Section 98, Chapter 81, R.S.N.S. 1989)

Company :	3017493 NOVA SCOTIA LIMITED
(Name)

hereby gives notice that the current officer(s) and director(s) of the company are:		*See Footnote

Position:	Director

	James K.	Cruickshank
	(First Name)	(Last Name)

1959 Upper Water St, #800
(Street and Number)

	Halifax	Nova Scotia	B3J 3N2
	(City or Town)	(Province)	(Postal Code)

Lawyer
	(Occupation)	(Office Held if Officer)

Position:	Officer

	James K.	Cruickshank
	(First Name)	(Last Name)

1959 Upper Water St, #800
(Street and Number)

	Halifax	Nova Scotia	B3J 3N2
	(City or Town)	(Province)	(Postal Code)

	Lawyer	President☒
	(Occupation)	(Office Held if Officer)

Position:	Officer

	Marcella J.	Forhart
	(First Name)	(Last Name)

1959 Upper Water St., #800
(Street and Number)

	Halifax	Nova Scotia	B3J 3N2
	(City or Town)	(Province)	(Postal Code)

	Corporate Records Assistant	Secretary
	(Occupation)	(Office Held if Officer)

* The Notice of Officers and Directors must indicate names, addresses and occupations of all Officers and Directors identified.

Registry of Joint Stock Companies, P.O Box 1529, 1505 Bamington St., 8th Flr., Maritime Center, Halifax, N.S., B3J 2Y4 (902)424-7770	HTTP/WWW.GOV.NS.CA/BACS/RJSC/ Form CF200 Rev. 07/1996

Date:	1998-Mar-30
(YYYY-MM-DD)

Director or Officer	Marcella J. Forhart
Of Company	(Name)

Signature verified by Forhart, Marcella
(Signature)

Registry #:	3017493	Date Filed:	1998: Mar-30

I HEREBY CERTIFY that this is a true copy of
a document filed in the office of the
Registrar of Joint Stock Companies on the
30 day of March, 1998

/s/ Elliott
Registrar of Joint Stock Companies

* The Notice of Officers and Directors must indicate names, addresses and occupations of all Officers and Directors identified.

NOVA SCOTIA

NOTICE

Pursuant to Section 79, Chapter 81, R.S.N.S., 1989

TO THE REGISTRAR OF JOIN STOCK COMPANIES:

3017493 NOVA SCOTIA LIMITED (the Company) hereby gives you notice, in accordance with the Companies Act, that the Registered Office of the Company is situated at Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, Nova Scotia, B3J 2X2.

Dated March 30, 1998.

/s/ Marcella J. Forhart
Marcella J. Forhart
Secretary of the Company

I HEREBY CERTIFY that this is a true copy of
a document filed in the office of the
Registrar of Joint Stock Companies on the
06 day of Apr, 1998

/s/ A. Elliott
Registrar of Joint Stock companies

I HEREBY CERTIFY that this is a true copy of
a document filed in the office of the
Registrar of Joint Stock Companies on the
06 day of Apr, 1998

Province of Nova Scotia	/s/ A. Elliott
Registrar of Joint Stock companies

No. 3017493

In the Matter of the Corporations Registration Act

Appointment of Agent under Section 9 of said Act

James K. Cruickshank of Suite 800, 1959 Upper Water Street, P.O. Box 997, Halifax, in the County of Halifax, Province of Nova Scotia, B3J 2X2, is hereby appointed the recognized Agent of

3017493 NOVA SCOTIA LIMITED

resident within Nova Scotia, service upon whom of any writ, summons, process, notice or other document shall be deemed to be sufficient service upon the Company, and this appointment shall be and remain in force until notice in writing by the Company that he has ceased to be such  Agent is field with the Registrar of Joint Stock Companies.

Dated this March 30, 1998.

Marcella J. Forhart - SECRETARY
NAME OF SUBSCRIBING OFFICER

/s/ Marcella J. Forhart
SIGNATURE OF SUBSCRIBING OFFICER

3017493 NOVA SCOTIA LIMITED

I hereby certify that the attached Resolution is a true copy of a Special Resolution duly passed on March 30, 1998, by being signed by all of the shareholders of the Company who would be entitled to vote on the Resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the Resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this March 30, 1998.

/s/ Marcella J. Forhart	[SEAL]
Marcella J. Forhart, Secretary
3017493 NOVA SCOTIA LIMITED

I HEREBY CERTIFY that this is a true copy of
a document filed in the office of the
Registrar of Joint Stock Companies on the
06 day of April, 1998

/s/ A. Elliott
Registrar of Joint Stock companies

3017493 NOVA SCOTIA LIMITED

SPECIAL RESOLUTION

BE IT RESOLVED as a Special Resolution of the Company:

1.                                                               THAT the members of the Company hereby sanction the exercise by the Company of all and every power to borrow money and to secure repayment thereof conferred upon it by the Companies Act of Nova Scotia and that the directors of the Company be and they are hereby authorized and empowered to exercise at any time and from time to time any and all such powers in the name of and on behalf of the Company.

2.                                                               THAT without limiting the generality of the foregoing, the directors may:

(a)                                  mortgage and charge all or any part of the real or personal property of the Company to any person, firm or corporation to secure the repayment of money borrowed by the Company and for this purpose to settle the form of mortgage, the date and amounts of capital repayments, the rate or amounts of interest and all and every provision thereof; and

(b)                                 mortgage and charge all or any part of the real or personal property of the Company to any person, firm or corporation to secure any liability or obligation of the Company (including any liability or obligation arising under guarantee) and for this purpose to settle the form of mortgage and all and every provision therof; and

(c)                                  create and issue debentures of the Company limited or unlimited, in aggregate principal amount, to bear such date or dates, to mature on such date or dates, to bear such rate or rates of income or interest, to be in such denominations and to be issued in such amounts, at such times and from time to time and either in series or otherwise as the directors may from time to time determine; and

(d)                                 secure all or some of such debentures by a specific mortgage, pledge or charge and/or floating charge in favour of the holder or holders thereof from time to time or in favour of a trustee for the holders of such debentures, upon the whole or such part of the undertaking, property and assets, present and future, of the Company as may be determined by the directors from time to time; and

(e)                                  fix and determine the form and contents of mortgages or deeds of trust and mortgage or trust indentures and any deed or deeds supplementary or ancillary thereto and of the debentures from time to time to be issued thereunder and/or secured thereby; and in particular, the principal amount of debentures to be issued, the place or places, time or times at, and the currency or currencies, in which the principal and interest of and on such debentures shall be payable, the premium (if any) payable upon redemption of any debentures redeemed or paid off before maturity, the amount of sinking fund (if any) to be paid and the appropriation thereof and all matters and things relating to the execution and delivery of any mortgages or deeds of trust and mortgage or trust indentures and any deed or deeds supplementary or ancillary thereto.

3.                                                               THAT the directors be and they are hereby authorized and empowered to sell, exchange, pledge, hypothecate or otherwise dispose of or deal in or with all or any debentures issued by the Company on such terms or conditions and at such price or prices whether at a discount or at the principal amount thereof at a premium or without consideration as they may think fit.

4.                                                               THAT the term “debentures” as used herein means bonds, debentures, debenture stock, income bonds or income debentures or other like liabilities of the Company, whether constituting a charge on property of the Company or not.

3017493 NOVA SCOTIA LIMITED

I hereby certify that the attached Resolution is a true copy of a Special Resolution duly passed on March 30, 1998, by being signed by all of the shareholders of the Company who would be entitled to vote on the Resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the Resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this March 30, 1998.

/s/ Marcella J. Forhk art
Marcella J. Forhart, Secretary
3017493 NOVA SCOTIA LIMITED

I HEREBY CERTIFY that this is a true copy of
a document filed in the office of the
Registrar of Joint Stock Companies on the
06 day of April, 1998

/s/ A. Elliott
Registrar of Joint Stock companies

3017493 NOVA SCOTIA LIMITED

SPECIAL RESOLUTION

BE IT RESOLVED AS FOLLOWS:

WHEREAS it is uncertain whether the provisions of subsections 26(4)(f), (g) and (i) of the Companies Act apply to the Company as a result of the application to the Company of subsections 26(8), (9), (10), (11) and (12) of the Companies Act;

AND WHEREAS it is deemed desirable and in the best interests of the Company that the directors of the Company be authorized to exercise the powers set out in subsections 26(4)(f), (g) and (i);

BE IT THEREFORE RESOLVED as a Special Resolution of the Company that the shareholders of the Company hereby sanction the exercise by the Company from time to time of each and every of the powers set forth in clauses (f), (g) and (i) of subsection (4) of Section 26 of the Companies Act and that the directors of the Company be and they are hereby authorized and empowered to exercise at any time and from time to time any and all such powers in the name of and on behalf of the Company and that without limiting the generality of the foregoing, the directors may;

(a)                                  Sell or dispose of the undertaking of the Company or any part thereof for such consideration as the directors may think fit, and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to the Company;

(b)                                 Subscribe for, take or otherwise acquire and hold, shares and securities of any other company having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as to directly or indirectly or indirectly benefit the Company;

(c)                                  Invest the monies of the Company not immediately required in the business of the Company including, without restriction, the purchase of shares, debentures or securities of any other company, in such manner as may from time to time be determined by the directors of the Company.

3017493 NOVA SCOTIA LIMITED

I hereby certify that the attached Resolution is a true copy of a Special Resolution duly passed on March 30, 1998, by being signed by all of the shareholders of the Company who would be entitled to vote on the Resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the Resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this March 30, 1998.

/s/ Marcella J. Forhart
Marcella J. Forhart, Secretary
3017493 NOVA SCOTIA LIMITED

I HEREBY CERTIFY that this is a true copy of a document filed in the office of the Registrar of Joint Stock Companies on the Apr day of 06, 1998

/s/ A. Elliott
Registrar of the Joint Stock Companies

3017493 NOVA SCOTIA LIMITED

SPECIAL RESOLUTION

WHEREAS it is deemed desirable and in the best interests of the Company that the directors may exercise to the fullest extent the power to purchase or otherwise acquire shares issued by the Company;

BE IT THEREFORE RESOLVED as a Special Resolution of the Company that the shareholders of the Company hereby sanction the exercise by the Company of all and every power to purchase or otherwise acquire shares issued by it and that the directors of the Company be and they are hereby authorized and empowered to exercise at any time and from time to time any and all such powers in the name of and on behalf of the Company and in particular, without restricting the generality of the foregoing, the directors of the Company be and they are hereby authorized and empowered in the name of and on behalf of the Company to purchase or otherwise acquire shares issued by the Company pursuant to and in accordance with the provisions of subsections (5) and (7) of Section 51 of the Companies Act.

3017493 NOVA SCOTIA LIMITED

SPECIAL RESOLUTION

BE IT RESOLVED as a Special Resolution of the Company that the name of the Company be, with the approval of the Registrar of Joint Stock Companies, changed from

3017493 NOVA SCOTIA LIMITED

to

INTERLAKE ACQUISITION CORPORATION LIMITED

effective immediately following approval thereof by the Registrar of Joint Stock Companies and that application be made to the Registrar of Joint Stock Companies to enter the said new name on the register of companies in the place of the present name of the Company.

********

CERTIFICATE

I hereby certify that the foregoing Resolution is a true copy of a Special Resolution duly passed on the 30th day of March, 1998 by being signed by all of the shareholders of the Company who would be entitled to vote on the Resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the Resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this 30th day of March, 1998.

/s/ Marcella J. Forhart
Marcella J. Forhart, Secretary
3017493 Nova Scotia Limited

EFFECTIVE DATE

REGISTRAR OF JOINT STOCK COMPANIES	I HEREBY CERTIFY that this is a true copy
of a document filed in the office of the
Registrar of Joint Stock Companies on the
06 day of Apr, 1998
REGISTERED AND FILED
/s/ A. Elliott
Registrar of Joint Stock Companies